                                                              EXHIBIT 24

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of EntreMed, Inc., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints John W. Holaday, Robert B. Ott and Richard E. Baltz and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock") issued or issuable upon the exercise of certain issued warrants to purchase Common Stock, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS HEREOF, each undersigned director and/or officer has hereunto set his or her hand and seal, as of the date specified.

Signature                      Title                                           Date
---------                      -----                                           ----
/s/ John W. Holaday, Ph.D.
--------------------------     Chairman of the Board of Directors,             August 10, 1999
John W. Holaday, Ph.D.         President and Chief Executive
                               Officer (Principal Executive
                               Officer)

/s/ R. Nelson Campbell
--------------------------     Chief Financial Officer (Principal
R. Nelson Campbell             Financial and Accounting Officer)               August 10, 1999


/s/ Donald S. Brooks
--------------------------     Director                                        August 10, 1999
Donald S. Brooks

/s/ Jerry Finkelstein
--------------------------     Director                                        August 10, 1999
Jerry Finkelstein


/s/ Lee F. Meier
--------------------------     Director                                        August 10, 1999
Lee F. Meier

Signature                      Title                                           Date
---------                      -----                                           ----
/s/ Mark C. M. Randall
----------------------          Director                                        August 10, 1999
Mark C. M. Randall

/s/ Wendell M. Starke
----------------------          Director                                        August 10, 1999
Wendell M. Starke